               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                         FORM 8-K


                    CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the
              Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):
                     December 5, 1997



                            GHS, INC.
     (Exact name of registrant as specified in its charter)



     Delaware             0-15586               52-1373960
   (State or other        (Commission          (I.R.S.Employer
   jurisdiction)          File Number)         Identification No.)


1350 Piccard Drive, Suite 360, Rockville, Maryland 20850
(Address of principal executive offices)         (Zip Code)


  Registrant's telephone number, including area code (301) 417-9808


                        N/A

(Former name and former address, if changed since last report)













                           Page 1 of 4
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Item 5. Other Events

           On December 10, 1997, GHS, Inc. ("GHS") announced that on December 5, 1997 the assets of Florida Specialty Networks, Ltd., a company in which GHS possesses a 20% interest, and several of its affiliates were sold to Allied Specialty Care Services, Inc., a subsidiary of Magellan Health Services, Inc. (NYSE-MGL). As a result of the closing of such transaction, GHS received approximately $2.4 million net of expenses. In addition, GHS will retain an interest in an escrow fund established at closing and in additional contingent consideration, which may be earned in the future upon the achievement of certain performance milestones. Subject to the occurrence of certain future events, GHS could receive up to approximately $1.1 million from such escrow fund and up to $5 million in such contingent consideration.



Item 7.   Financial Statements and Exhibits.

(c)       Exhibits

Ex. No.     Description

99(a)     Press Release issued December 10, 1997.
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     SIGNATURES



  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     GHS, INC.



     By:  /s/ Alan Gold
          ---------------------
     Name:     Alan Gold
     Title:    President


Dated:  December 12, 1997


109273
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<Ex. 99>

FOR IMMEDIATE RELEASE

Contact:

          Alan Gold
          Chairman
          GHS, Inc.
          (301) 417-9808
          E-mail: sagold@erols.com

               GHS Sells Interest in FSN, Ltd.

Rockville, Maryland, December 10, 1997---GHS, Inc. (OTC Bulletin Board-GHS) announced today that on Friday, December 5, 1997, the assets of Florida Specialty Networks, Ltd., a company in which GHS possesses a 20% interest, and several of its affiliates were sold to Allied Specialty Care Services, Inc., a subsidiary of Magellan Health Services, Inc. (NYSE-MGL). As a result of the closing of such transaction, GHS received approximately $2.4 million net of expenses. In addition, GHS will retain an interest in an escrow fund established at closing and in additional contingent consideration, which may be earned in the future upon the achievement of certain performance milestones. Subject to the occurrence of certain future events, GHS could receive up to approximately $1.1 million from such escrow fund and up to $5 million in such contingent consideration.

The FSN asset sale and the recent sale by GHS of the systems business of Global Health Systems have resulted in the receipt by GHS of a total of approximately $4.5 million net of expenses. GHS plans to use the proceeds to pursue the strategic opportunities that exist for the Company. GHS' remaining subsidiary, US Neurosurgical, continues to develop, own, and operate Gamma Knife Centers.

Except for the historical matters discussed above, the statements in this press release are forward-looking and are made pursuant to the "safe harbor" provisions of the Private Litigation Reform Act of 1995. Such statements by their nature entail various risks, reflecting the dynamic, complex and rapidly changing nature of the health care industry. Results actually achieved may differ materially from those currently anticipated. The various risks include but are not necessarily limited to: (i) GHS' inability to control the on-going operations of FSN, (ii) the continued ability of GHS to grow internally or by acquisition, (iii) the success experiences in integrating acquired businesses into the GHS group of companies, (iv) government regulatory and political pressures which could reduce the rate of growth of health care expenditure,
(v) competitive actions by other companies, and (vi) other risks, as noted in GHS' registration statements and periodic reports filed with the Commission.